UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2004

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 303-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 10, 2004, HomeBanc Corp. (the “Company”) issued a press release (the “Press Release”) announcing the appointment of Mr. J. Michael Barber as Senior Vice President and Chief Accounting Officer of the Company, effective September 27, 2004. Pursuant to General Instruction F of Form 8-K, the Press Release is attached hereto as Exhibit 99.1 and only those portions of the Press Release relating to Mr. Barber’s appointment are incorporated into this Item 5.02 by reference.

Prior to joining HomeBanc, Mr. Barber, 37, served as Senior Vice President / Manager of Accounting Policy and Reporting with Union Planters Corp., a Memphis, Tennessee-based financial services holding company, from 2001 to August 2004. From 1987 to 2001, Mr. Barber worked with PricewaterhouseCoopers LLP, where he was a Senior Manager in that organization’s banking practice. Mr. Barber received his B.B.A. in Accounting from the University of Memphis in 1989.

The Company entered into a Change of Control Agreement (the “Agreement”) with Mr. Barber, effective as of September 27, 2004, that includes the terms described below.

In the event of a “Change of Control,” as defined in the Agreement, if Mr. Barber’s employment is terminated by the Company, and if it can reasonably be shown that the termination was (i) at the direct request of a third party that had taken steps reasonably calculated to effect a change in control after such termination, or (ii) or if a Change of Control, as otherwise defined, does in fact occur, then Mr. Barber will be entitled to any unpaid base salary, prorated annual bonus and accrued benefits through the termination date. Mr. Barber will also be entitled to a severance amount equal to either: (a) his base salary and the greater of his average annual bonus earned for the two fiscal years preceding the termination or his target annual bonus for the year of termination (if the termination occurs before, or more than two years after, the occurrence of the Change in Control), or (b) one and a half times his base salary and the greater of his average annual bonus earned for the two fiscal years preceding the termination or his target annual bonus for the year of termination (if the termination occurs within two years after the occurrence of the Change of Control). The Company will also provide Mr. Barber with (1) welfare benefit plan coverage following such termination for one year (or 1.5 years if such termination follows within two years of the Change of Control), and (2) outplacement services for a period of one year. In addition, in the event of a Change of Control and Mr. Barber’s termination, all of his stock options and other equity awards will become immediately vested and exercisable.

The Company has not entered into an employment agreement with Mr. Barber, although the Company presently intends to do so in the near future.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Charles W. McGuire
Charles W. McGuire
Executive Vice President,
General Counsel & Secretary

Date: September 9, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated September 10, 2004.